Exhibit 5.01

July 20, 2010

Agilent Technologies, Inc.

5301 Stevens Creek Boulevard

Santa Clara, California 95051

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Agilent Technologies, Inc., a Delaware corporation (the “Company”), on September 9, 2009 with the United States Securities and Exchange Commission (the “Commission”) under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale, from time to time by the Company of one or more series of its debt securities (the “Debt Securities”) issuable pursuant to an indenture dated October 24, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), with an indeterminate aggregate principal amount of the Debt Securities as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.  In accordance with the prospectus and prospectus supplements that comprise part of the Registration Statement, the Company may offer and sell the Debt Securities from time to time or on a continuous basis.

The Company currently proposes to sell Debt Securities under the Registration Statement (the “Offering”) consisting of up to an aggregate of $250,000,000 principal amount of the Company’s 2.50% Senior Notes due 2013 pursuant to the terms of the Indenture and the Fourth Supplemental Indenture, dated as of July 20, 2010, by and between the Company and the Trustee (the “Fourth Supplemental Indenture”) and $500,000,000 principal amount of the Company’s 5.00% Senior Notes due 2020 (collectively, the “Takedown Securities”) pursuant to the terms of the Indenture and the Fifth Supplemental Indenture, dated as of July 20, 2010, by and between the Company and the Trustee (the “Fifth Supplemental Indenture”) and together with the Fourth Supplemental Indenture, the “Supplemental Indentures”).  The Takedown Securities will be sold to Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Lloyds TSB Bank plc, BNP Paribas Securities Corp., Wells Fargo Securities, LLC and The Williams Capital Group, L.P. (the “Underwriters”) pursuant to the Underwriting Agreement, dated as of July 13, 2010, by and among the Company and the Underwriters (the “Underwriting Agreement”).

In rendering this opinion, we have examined such matters of law as we considered necessary for the purposes of rendering this opinion.  As to matters of fact material to the opinions expressed herein, we have examined the following:

(1)                                  the Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on July 30, 1999;

(2)                                  the Company’s Amended and Restated Bylaws, approved by the Company’s Board of Directors (the “Board”) on March 19, 2008 and certified by the Company’s Secretary on July 20, 2010;

(3)                                  the Registration Statement, together with the exhibits filed as a part thereof;

(4)                                  the base prospectus comprising part of the Registration Statement (the “Base Prospectus”) and the accompanying prospectus supplement applicable to the offering (the “Prospectus Supplement”);

(5)                                  resolutions of the Board adopted at  meetings on August 11, 2005, March 21, 2007, July 18, 2007 and May 19, 2010, resolutions adopted by the Special Finance Committee of the Board on June 28, 2010, and an Officer’s Certificate, dated July 20, 2010 establishing the terms of the Takedown Securities (the “Resolutions”);

(6)                                  the executed Indenture dated October 24, 2007, the form of the Fourth Supplemental Indenture and the form of the Fifth Supplemental Indenture;

(7)                                  the form of Officer’s Certificate delivered pursuant to Section 2.02 of the Indenture; and

(8)                                  an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that, if and to the extent that the Takedown Securities are issued in certificated form, the certificates or instruments representing the Takedown Securities will be, when issued, properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby.  We have also assumed that the Indenture and the Supplemental Indentures are, and at the time of execution, authentication, issuance and delivery of the Takedown Securities will be, a valid and legally binding obligation of the Trustee.

In connection with our opinion expressed below, we have assumed that at or prior to the time of the delivery of any Takedown Securities, there will not have occurred any change in law affecting the validity of the Takedown Securities.  We also assume that the Indenture and the Supplemental Indentures have been validly executed and delivered by the Trustee.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting those laws and (iv) solely with respect to whether or not the Takedown Securities are the valid and binding obligations of the Company, the existing laws of the State of New York.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Takedown Securities:

(a)                                  the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

(b)                                 the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(c)                                  the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money; and

(d)                                 the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

Based upon the foregoing, we are of the opinion that the Takedown Securities, when issued, sold and delivered (i) in the manner and for the consideration approved by the Board in accordance with the Resolutions, (ii) as stated in the Prospectus Supplement, and (iii) pursuant to the terms of the Underwriting Agreement, will be validly issued if issued in certificated form, and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Base Prospectus and Prospectus Supplement constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto.  In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Takedown Securities subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion speaks as of the date first above written, and we assume no obligation to advise you, or any other person or entity, of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP